Exhibit 99.1

Contacts:

Ami Knoefler	Jean Suzuki
Corporate and Investor Relations	Investor Relations
(510) 284-8851	(510) 574-1550
ami.knoefler@pdl.com	jean.suzuki@pdl.com

PDL BIOPHARMA ANNOUNCES FIRST QUARTER 2007 FINANCIAL RESULTS

— Company increases full year 2007 non-GAAP net income guidance —

Fremont, Calif., May 2, 2007 — PDL BioPharma, Inc. (PDL) (Nasdaq: PDLI) today reported financial results for the first quarter ended March 31, 2007.

•	Total revenues for the first quarter of 2007 increased 18 percent to $108.0 million from $91.2 million for the first quarter of 2006.

•

GAAP net loss for the first quarter of 2007 was $10.6 million, or $0.09 per basic and diluted share, compared with a GAAP net loss of $26.2 million, or $0.23 per basic and diluted share, for the first quarter of 2006.

•

Non-GAAP net income for the first quarter of 2007 was $10.8 million, an increase from $3.2 million for the same period in 2006. Non-GAAP net income per diluted share was $0.09 in the first quarter of 2007 compared to $0.03 for the comparable 2006 period.

•	Cash used in operating activities for the first quarter of 2007 was $9.1 million, compared with cash provided by operating activities of $2.4 million for the first quarter of 2006.

•	Cash, cash equivalents, marketable securities and restricted cash totaled approximately $404.3 million at March 31, 2007 compared to $426.3 million at December 31, 2006.

“In the first quarter, our three marketed acute-care products, led by our Cardene® product, and our antibody platform royalties drove solid revenue growth at PDL,” said Mark McDade, chief executive officer, PDL. “We are especially pleased with recent positive clinical developments related to our Nuvion® antibody and daclizumab, and the overall advancement of our product pipeline. We believe that we are nicely on track toward achieving our stated 2007 goals based on progress across all facets of our business.”

Revenues

Total revenues consist of product sales, royalties and license, collaboration and other revenues.

•

For the first quarter of 2007, net product sales increased 31 percent to $49.1 million from the prior year period. Net product sales for the first quarter of 2006 totaled $37.5 million, of which $36.4 million was attributable to the company’s three current commercial products. First quarter of 2007 net sales by product compared to the same period in 2006 are summarized below (dollars in millions):

	Three Months Ended March 31,
	2007	2006	% Change
Cardene	$34.5	$24.8	40%
IV Busulfex®	7.7	5.2	49%
Retavase®	6.9	6.5	6%

Total marketed products	49.1	36.4	35%
Off-patent products*	—	1.1	(100)%

Total product sales, net	$49.1	$37.5	31%

*	Off-patent products were divested during the first quarter of 2006.

•

Royalty revenues for the first quarter of 2007 increased 11 percent to $48.6 million from $44.0 million in the same three months of 2006. This overall increase was driven by higher net sales reported by PDL’s antibody product licensees, partially offset by a decrease in the average royalty rate in the first quarter of 2007 as compared to the first quarter of 2006. The average royalty rate decreased year-over-year because a greater percentage of the royalties recognized from Genentech in the first quarter of 2007 were based on the lowest tier under PDL’s license agreement with Genentech. Royalty revenues during the first quarter of 2007 reflect royalties PDL received based on worldwide licensee net sales during the fourth quarter of 2006 of eight antibody products licensed under PDL’s antibody humanization patents.

•	License, collaboration and other revenues for the first quarter of 2007 increased to $10.3 million from $9.7 million for the first quarter of 2006.

Costs and Expenses

For the first quarter of 2007, total costs and expenses were $120.0 million, compared with $118.0 million in the first quarter of 2006. Total costs and expenses in the first quarters of 2007 and 2006 included other acquisition-related charges of $1.4 million and $1.1 million, respectively. On a non-GAAP basis, total costs and expenses for the first quarter were $97.2 million compared to $88.0 million for the same period in the prior year.

•

Cost of product sales was $25.0 million for the first quarter of 2007, an increase from $23.0 million in 2006. Non-GAAP cost of product sales, which excludes amortization of product rights, increased to $16.6 million for the first quarter of 2007 from $12.4 million in the comparable 2006 period due primarily to the increase in net product sales.

•

Research and development (R&D) expenses decreased to $60.2 million for the first quarter of 2007 from $61.8 million for 2006. On a non-GAAP basis, R&D expenses for the first quarter of 2007 were $51.8 million, an increase over the $50.7 million reported in the same period in the prior year. This spending supports the company’s ongoing investment in its pipeline and lifecycle management programs, as well as the company’s preclinical research, drug discovery, process development and manufacturing activities in support of product development activities.

•

Selling, general and administrative (SG&A) expenses were $33.3 million for the first quarter of 2007, compared with $32.2 million for the prior year comparable period. Non-GAAP SG&A expenses increased to $28.7 million in the first quarter of 2007 as compared to $24.9 million in the prior year comparable period, due primarily to higher personnel-related costs as a result of an increase in SG&A headcount as well as Cardene-related advertising and promotional expenses.

Recent Developments

•

Key appointments to management included the addition of Mark McCamish, M.D., Ph.D., senior vice president and chief medical officer in February, and Bob Savel, senior vice president of technical operations in March.

•

In March, PDL and its partner Biogen Idec announced that the ongoing phase 2 CHOICE trial of daclizumab met its primary endpoint in relapsing multiple sclerosis patients being treated with interferon beta. Publication of the data is expected later this year.

•	The planned phase 1 U.S. trial of ularitide in patients with acute decompensated heart failure commenced in April.

•

In April, the American Heart Association (AHA) and the American Stroke Association (ASA) announced a treatment guideline update, which reaffirmed Cardene’s role as a first-line treatment for acute hypertension in patients with ischemic stroke.

•

In April, the European Patent Office upheld claims in PDL’s European ‘216 antibody humanization patent at an opposition hearing held in Munich, Germany, which solidifies the overall strength of PDL’s patent portfolio.

•

In April, following guidance from an independent external Data Monitoring Committee, PDL announced the advancement of Nuvion into a phase 3 program in patients with intravenous steroid-refractory ulcerative colitis.

Financial Outlook

PDL is updating its non-GAAP net income guidance for full year 2007 based primarily on its positive first quarter results and an expectation that R&D expenses will be at the lower end of the previously stated range. The company’s updated non-GAAP net income estimate for the year is $50 million to $70 million or, on a per diluted share basis, $0.42 to $0.58, an increase from the prior estimates. Please refer to the company’s statements on its May 2 conference call and webcast for additional detail and its February 21 earnings press release and conference call for prior guidance.

Non-GAAP Financial Information

The non-GAAP financial measures in this press release exclude depreciation of property and equipment, stock-based compensation expense, amortization of intangible assets, asset impairment charges, interest income and other, net, interest expense, income taxes and certain other items that would otherwise be included if measured in accordance with generally accepted accounting principles (GAAP). PDL believes that the non-GAAP financial measures presented in this press release are useful for investors because these measures provide added insight into PDL’s performance by focusing on results generated by its ongoing operations. In addition, PDL uses these non-GAAP financial measures when assessing the performance of its ongoing operations, in making resource allocation decisions and for planning and forecasting. PDL also considers these non-GAAP results in awarding bonus and other incentive compensation to its employees, including management. The non-GAAP financial measures should be considered as a supplement to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. A description of the non-GAAP financial measures for the periods presented and a reconciliation of this information to the GAAP financial measures are included in the attached financial tables.

Forward-looking Statements

This press release contains forward-looking statements, including regarding PDL’s achievement of its goals for 2007, expectations regarding its R&D expenses and its estimate for non-GAAP net income, which involve risks and uncertainties and PDL’s actual results may differ materially from those, express or implied, in the forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following: changes in PDL’s development plans; unexpected litigation or other disputes; factors affecting the clinical development timelines such as PDL’s ability to timely contract with clinical sites, enrollment rates and availability of clinical materials; fluctuations in sales; changes in the market due to alternative treatments or other actions by competitors; and variability in expenses particularly on a quarterly basis, due, in principal part, to total headcount of the organization and the timing of expenses. In addition, PDL’s royalty revenues depend on the success and timing of sales of royalty-bearing products by PDL’s licensees, including in particular the continued success of Genentech, Inc.’s Avastin® and Herceptin® antibody products as well as the seasonality of sales of the Synagis® antibody product from MedImmune, Inc. PDL’s revenues and expenses would be affected by new collaborations, execution of material patent licensing agreements or other strategic transactions. Further, there can be no assurance that results from completed and ongoing clinical studies will be successful or that ongoing or planned clinical studies will be completed or initiated on the anticipated schedules. Other factors that may cause PDL’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in PDL’s filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” sections of its annual and quarterly reports filed with the SEC. Copies of PDL’s filings with the SEC may be obtained at the “Investors” section of PDL’s website at http://www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

About PDL BioPharma

PDL BioPharma, Inc. is a biopharmaceutical company focused on discovering, developing and commercializing innovative therapies for severe or life- threatening illnesses. Commercially focused in the acute-care hospital setting, PDL markets and sells its portfolio of commercial products in the United States and Canada. A pioneer of antibody humanization technology, PDL promotes this technology through licensing agreements and clinical development of its own diverse pipeline of investigational compounds. PDL's research platform centers on the discovery and development of antibodies to treat cancer and autoimmune diseases. For more information, please visit www.pdl.com.

NOTE: PDL BioPharma and the PDL BioPharma logo are considered trademarks and Cardene, Busulfex and Nuvion are registered U.S. trademarks of PDL BioPharma, Inc.; PDL BioPharma, Inc. has a license from Centocor to use the trademark Retavase, which is a registered U.S. trademark. Herceptin and Avastin are registered U.S. trademarks of Genentech, Inc. Synagis is a registered trademark of MedImmune, Inc.

PDL BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2007	2006
REVENUES:
Product sales, net	49,127	37,547
Royalties	48,595	43,970
License, collaboration and other	10,261	9,695

Total revenues	107,983	91,212

COSTS AND EXPENSES:
Cost of product sales	24,998	22,959
Research and development	60,233	61,771
Selling, general and administrative	33,333	32,159
Other acquisition-related charges	1,436	1,118

Total costs and expenses	120,000	118,007

Operating loss	(12,017)	(26,795)

Interest and other income, net	5,032	3,330
Interest expense	(3,557)	(2,650)

Loss before income taxes	(10,542)	(26,115)
Income tax expense	64	115

Net loss	$(10,606)	$(26,230)

NET LOSS PER SHARE:
Basic and diluted	$(0.09)	$(0.23)

Weighted average shares — basic and diluted	115,104	112,472

In addition to the consolidated financial statements presented in accordance with GAAP, PDL uses non-GAAP measures of operating performance, which are adjusted from results based on GAAP to exclude amortization of intangible assets; depreciation of property and equipment; stock-based compensation expense; interest income and other, net; interest expense; income taxes and certain other miscellaneous items. PDL believes that the non-GAAP results provide added insight into its performance by focusing on results generated by its ongoing operations. PDL uses the non-GAAP results when assessing the performance of its ongoing operations, in making resource allocation decisions and for planning and forecasting. Additionally, PDL considers these non-GAAP results in awarding bonus and other incentive compensation to its employees, including management. The non-GAAP financial measures should be considered as a supplement to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

PDL BIOPHARMA, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2007	2006
REVENUES:
Product sales, net	$49,127	$37,547
Royalties	48,595	43,970
License, collaboration and other	10,261	9,695

Total revenues	107,983	91,212
COSTS AND EXPENSES:
Cost of product sales	16,626	12,394
Research and development	51,826	50,675
Selling, general and administrative	28,741	24,895

Non-GAAP costs and expenses	97,193	87,964

Non-GAAP net income	$10,790	$3,248

NON-GAAP NET INCOME PER SHARE:
Basic	$0.09	$0.03

Weighted average shares — basic	115,104	112,472

Diluted	$0.09	$0.03

Weighted average shares — diluted (2)	117,765	118,287

(1)

These non-GAAP condensed consolidated statements of operations exclude amortization of intangible assets; depreciation of property and equipment; stock-based compensation expense; interest income and other, net; interest expense; income taxes and certain other miscellaneous items that were not classified in the foregoing categories and are identified below.

During the three months ended March 31, 2007, the miscellaneous excluded items consisted of other acquisition-related charges of $1.4 million related to the operations of ESP Pharma Holding Company, Inc. prior to the Company’s acquisition of ESP Pharma on March 23, 2005, primarily product returns, as well as returns of Retavase for sales made prior to the Company’s acquisition of the rights to the product from Centocor, Inc. on the same date. During the three months ended March 31, 2006, the miscellaneous excluded items consisted of (a) other acquisition-related charges of $1.1 million and (b) a $4.1 million charge for payments to Wyeth in consideration of Wyeth’s consent to the Company’s transfer of the Company’s rights to the off-patent branded products.

(2)

These weighted average shares exclude the impact of 12.4 million shares and 10.6 million shares of common stock underlying the convertible notes the Company issued in July 2003 and February 2005, respectively.

PDL BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

(unaudited)

	March 31, 2007	December 31, 2006
Cash, cash equivalents, marketable securities and restricted cash	$404,319	$426,285
Total assets	$1,120,681	$1,141,893
Total stockholders' equity	$466,710	$467,541

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW DATA

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2007	2006
Net loss	$(10,606)	$(26,230)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities	21,985	25,528
Changes in assets and liabilities	(20,495)	3,081

Net cash provided by (used in) operating activities	$(9,116)	$2,379